EXHIBIT 10.13

                                    AGREEMENT

REGARDING COOPERATION IN ACQUISITION OF SALES, DISTRIBUTION AND THE PROMOTION OF
                                     GOODS

signed April 1, 1998, by and between:

Foreign corporation "UNICOM BOLS GROUP" with a registered address in Oborniki Wielkopolskie, on ul. Kowanowska 48, referred to in the agreement as "UNICOM" represented by:

Jerzy Tylkowski - Director of Sales

and

"CAREY AGRI INTERNATIONAL POLAND" SP. Z O.O. [Limited Liability Company] with a registered address in Warsaw, on ul. Lubelska 13, tel. 618 50 25, 618 05 77, 618 60 17, fax 618 02 38, referred to in the agreement as "COMPANY"

                                      SS. 1

The subject of the agreement is the cooperation of the parties in the scope of the activation of sales, distribution and promotion of goods produced by "Unicom" comprised of alcohol products.

                                      SS. 2

The Company declares it identifies itself with registration No. 609/S Nr. Dec 158/98 issued by the Ministry of the Economy - Department of Regulation of Internal Trade to conduct wholesale vending of spirits.

                                      SS. 3

Through its actions, Company obligates itself to activate the sale of the goods described in ss. 1, to their proper, continuous and uninterrupted distribution, at its own cost ensuring the attainment by "Unicom" of the economic effect established in this agreement.

                                     SS. 4

Economic effect flowing from the cooperation of the parties is understood to mean the fulfillment of conditions such as:
- - the amount of monthly turnover must be no less than .....0...... Zloty net
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- - the payment of the complete amount due for the goods covered by a given invoice from Company's account to the "Unicom" account no later than 45 days from the date of sale.

                                      SS. 5

Irrespective of the costs related to the performance of the subject of the agreement, "Unicom" shall pay the Company remuneration calculated in accordance with 2 % of the turnover net value.

                                      SS. 6

Amounts unpaid to the P.Z. Unicom account by the 45th day, which are due for goods covered by a given invoice, result in the non-fulfillment of the conditions of the agreement; after this period no remuneration is due to Company.

                                      SS. 7

Remuneration will be accounted on the basis of a Company invoice, the issuance of which should be preceded by the obtaining from "Unicom" of the monthly turnover as well as the crediting of the "Unicom" account with the amount due. The invoice should be successively transmitted to "Unicom" and cover the given accounting month.

                                      SS. 8

Unicom shall file a current price lists of alcohol products, as well as supply the company, free of charge, with advertising materials for promotions.

                                      SS. 9

1.  The agreement is signed for a fixed period - until June 31, 1998.

2. The agreement may be terminated by either of the parties with a 14-day notice period or at any time on the basis of a written agreement of the parties.

                                     SS. 10

Changes of and supplements to the agreement must be in writing or are null and void. In matters not regulated by this agreement provisions of the Civil Code are applicable.


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                                     SS. 11

Eventual disputes shall be resolved by the Court jurisdictionally appropriate for the registered address of "Unicom".

                                     SS. 12

The agreement was drafted in 3 identical copies, 2 copies for "Unicom" and 1 copy for the "Company."

STAMP: UNICOM BOLS GROUP Sp. z o.o., 64-600 in Oborniki Wielkopolskie, ul. Kowanowska 48, tel. (0-61) 29 60 735, fax (0-61) 29 60 478, NIP 787-17-28-895,
Regon 631040880, (1)


"UNICOM"                       COMPANY
Director of Sales              WILLIAM CAREY
/ILLEGIBLE SIGNATURE/          /ILLEGIBLE SIGNATURE/
master Jerzy Tylkowski         Chairman of the Board
                               CAREY I POLAND SP. Z O.O.


                               CAREY AGRI INTERNATIONAL-POLAND
                               Sp. z o.o., 03-802 Warsaw, ul. Lubelska 18, tel. 618 50 25, 618 05 77, 618 60 17, fax 618 02 38